Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Information

On January 24, 2025, Beyondspring Inc. (the “Company”) entered into a Preferred Share Purchase Agreement (each, an “Agreement” and collectively, the “Agreements”) with each of Winning View Investment Limited, a business company organized in the British Virgin Islands (“BVI”), FULL TECH CORPORATE DEVELOPMENT LIMITED, a business company organized in the BVI, and Mapfil Investment Limited, a limited company organized in Hong Kong, respectively (each, a “Purchaser” and collectively, the “Purchasers”). On February 17, 2025, the Company and Winning View Investments Limited entered into the First Amendment to Purchase Agreement (the “Amendment”). Pursuant to the Agreements and the Amendment, the Company agreed to sell to the Purchasers a total of 8,333,637 Series A-1 Preferred Shares (the “Shares”) of SEED Therapeutics Inc. (“SEED”), a BVI business company and a partially-owned subsidiary of the Company at a price per share of $4.25, comprised of 4,166,818 Shares to Winning View Investment Limited, 1,388,940 Shares to FULL TECH CORPORATE DEVELOPMENT LIMITED and 2,777,879 Shares to Mapfil Investment Limited. An aggregate cash purchase price of $35,417,957 will be paid by the Purchasers, of which a total of $17,708,977 is payable by Winning View Investment Limited, $5,902,995 is payable by FULL TECH CORPORATE DEVELOPMENT LIMITED, and $11,805,986 is payable by Mapfil Investment Limited.

Before the execution of the Agreements, the Company (i) directly owned 1 Ordinary Share and 9,615,999 Series A-1 Preferred Shares of SEED and (ii) indirectly owned through SEED Technology Limited (“SEED Technology”), a partially-owned indirect subsidiary of the Company, an additional 2,404,000 Series A-1 Preferred Shares of SEED. The Company and SEED Technology (collectively, the “BYSI Entities”) owned 46.87%* of total outstanding equity interest in SEED. Though the Company owns less than 50% of SEED, it has controlling interest of SEED since it has control of SEED’s Board of Directors (the “SEED Board”) in accordance with SEED’s Third Amended and Restated Memorandum and Articles of Association.

The Agreements will be executed in three separate closings as described below:

(i)	On February 19, 2025, the First Closing (as defined in each Agreements, as amended) was completed. The Company sold and transferred a total of 1,730,454 Shares, comprised of 980,427 Shares to Winning View Investment Limited, 250,009 Shares to FULL TECH CORPORATE DEVELOPMENT LIMITED and 500,018 Shares to Mapfil Investment Limited. Immediately upon the First Closing, BYSI Entities’ ownership in SEED decreased to 40.12%†, but still retained controlling interest of SEED through the control of SEED Board.

(ii)	At the Second Closing (as defined in each Agreements, as amended, which shall be no later than December 15, 2025), the Company will sell and transfer to the Purchasers a total of 3,103,055 Shares, comprised of 1,436,327 Shares to Winning View Investment Limited, 555,576 Shares to FULL TECH CORPORATE DEVELOPMENT LIMITED and 1,111,152 Shares to Mapfil Investment Limited. Immediately upon the Second Closing, BYSI Entities’ ownership in SEED will further decrease to 28.02%†. BYSI Entities will lose controlling interest of SEED due to loss of control of SEED Board.

(iii)	At the Third Closing (as defined in each Agreement, as amended, which shall be no later than December 15, 2026), the Company will sell and transfer to the Purchasers a total of 3,500,128 Shares, comprised of 1,750,064 Shares to Winning View Investment Limited, 583,355 Shares to FULL TECH CORPORATE DEVELOPMENT LIMITED and 1,166,709 Shares to Mapfil Investment Limited. Immediately upon the Third Closing, BYSI Entities’ ownership in SEED will ultimately decrease to 14.37%†.

*calculated on an as-converted basis (excluding any shares that may be reserved under an employee stock ownership plan, or similar arrangement), after taking into account the issuance of an aggregate of 5,647,059 of the Series A-3 Preferred Shares in the first close of SEED’s financing as previously disclosed.

†calculated on an as-converted basis (excluding any shares that may be reserved under an employee stock ownership plan, or similar arrangement), after taking into account the issuance of an aggregate of 5,647,059 of the Series A-3 Preferred Shares in the first close of SEED’s financing as previously disclosed, and assuming there is no other change to SEED’s share capital prior to such Closing.

The following unaudited pro forma condensed consolidated financial information is intended to show how the sale of SEED might have affected the historical consolidated financial statements of the Company if all aforementioned transactions had been completed at an earlier time as indicated herein. The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and were derived from the Company’s historical consolidated financial statements and are being presented to give effect to the sale of SEED. The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with:

A-	The Company’s historical audited consolidated financial statements and the accompanying notes included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2024; and
B-	The Company’s historical unaudited condensed consolidated financial statements included in the Company’s Interim Report on Form 6-K for the six months ended June 30, 2024 filed with the SEC on August 29, 2024.

The Company has determined that the sale of the 8,333,637 Shares of SEED has met the criteria under Accounting Standards Codification 205-20, Presentation of Financial Statements - Discontinued Operations ("ASC 205-20") to be classified as a discontinued operation, as the sale represents a strategic shift that will have a significant effect on the Company's operations and financial results. The Company's estimates for discontinued operations as presented in the attached pro forma condensed consolidated financial information are preliminary and actual results could differ from these estimates as the Company finalizes the discontinued operations accounting to be reported in the Company’s Form 10-K for the year ending December 31, 2024.

The unaudited pro forma condensed consolidated financial statements presented below consist of an Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2024 and Unaudited Pro Forma Condensed Consolidated Statements of Comprehensive Loss for the six months ended June 30, 2024 and for the year ended December 31, 2023.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2024 adjusts the Company’s assets, liabilities, and stockholders' equity to reflect the sale of SEED as if the transactions had consummated on June 30, 2024. The Unaudited Pro Forma Condensed Consolidated Statements of Comprehensive Loss for the six months ended June 30, 2024 and for the year ended December 31, 2023 reflect SEED as a discontinued operation for all periods presented as if the transactions had consummated on January 1, 2023.

The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and does not purport to represent the Company’s actual financial condition or results of operations had the sale of SEED occurred on the dates indicated nor does it project the Company’s results of operations or financial condition for any future period or date. The Company has prepared the unaudited pro forma condensed financial information based on available information using certain assumptions that the Company’s management believes are reasonable as of the date of this filing. As a result, the actual results reported by the Company in periods following the sale of SEED may differ materially from this unaudited pro forma condensed financial information.

BEYONDSPRING INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(Amounts in thousands of U.S Dollars (“$”), except for number of shares and per share data)

	As Reported June 30, 2024	Disposition of SEED (a)		Other Pro Forma Adjustments (d)	Pro Forma June 30, 2024
Assets
Current assets:
Cash and cash equivalents	$8,397	(3,776)		35,418	40,039
Restricted cash	-	-		-	-
Short-term investment	5,963	(5,963)		-	-
Advances to suppliers	280	-		-	280
Prepaid expenses and other current assets	279	(124)		-	155
Due from related parties	-	9,415	(b)	-	9,415
Total Current assets	14,919	(448)		35,418	49,889

Noncurrent assets:
Plant and equipment, net	1,487	(1,209)		-	278
Operating lease right-of-use assets	4,050	(3,426)		-	624
Long-term Equity Investments	-	(16,547	) (c)	32,214	15,667
Other noncurrent assets	441	(244)		-	197
Total non-current Assets	5,978	(21,426)		32,214	16,766
Total assets	$20,897	(21,874)		67,632	66,655

Liabilities and equity
Current liabilities:
Accounts payable	$2,119	(1,590)		200	729
Accrued expenses	1,772	(681)		-	1,091
Current portion of operating lease liabilities	656	(386)		-	270
Deferred revenue	2,001	(2,001)		-	-
Other current liabilities	1,639	(753)		-	886
Total current liabilities	8,187	(5,411)		200	2,976

Noncurrent liabilities:
Operating lease liabilities	3,030	(2,579)		-	451
Deferred revenue	32,343	(4,822)		-	27,521
Other noncurrent liabilities	3,612	-		-	3,612
Total non-current liabilities	38,985	(7,401)		-	31,584
Total liabilities	47,172	(12,812)		200	34,560

Mezzanine equity
Contingently redeemable noncontrolling interests	12,274	(12,274)		-	-

Shareholders’ deficit
Ordinary shares	4	-		-	4
Additional paid-in capital	372,117	3,315		-	375,432
Accumulated deficit	(403,564)	-		67,432	(336,132)
Accumulated other comprehensive loss	1,258	82			1,340
Total BeyondSpring Inc’s shareholders’ deficit	(30,185)	3,397		67,432	40,644
Noncontrolling interests	(8,364)	(185)		-	(8,549)
Total shareholders’ deficit	(38,549)	3,212		67,432	32,095
Total liabilities, mezzanine equity and shareholders’ deficit	$20,897	(21,874)		67,632	66,655

BeyondSpring Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Comprehensive Loss

(Amounts in thousands of U.S Dollars (“$”), except for number of shares and per share data)

	As Reported For Six Months ended June 30, 2024	Discontinued Operations of SEED (f)	Pro Forma For Six Monhs ended June 30, 2024

Revenue	$1,000	(1,000)	-

Operating expenses
Research and development	(4,149)	2,599	(1,550)
General and administrative	(4,273)	1,128	(3,145)
Loss from operations	(7,422)	2,727	(4,695)
Foreign exchange loss, net	(83)	-	(83)
Interest income	46	(7)	39
Other income, net	82	(74)	8
Loss before income tax	(7,377)	2,646	(4,731)
Income tax benefits	-	-	-
Net loss	(7,377)	2,646	(4,731)
Less: Net loss attributable to noncontrolling interests	(115)	-	(115)
Net loss attributable to BeyondSpring Inc.	$(7,262)	2,646	(4,616)

Net loss per share
Basic and diluted	$(0.19)		(0.12)
Weighted-average shares outstanding
Basic and diluted	39,070,994		39,070,994

Other comprehensive loss, net of tax of nil:
Foreign currency translation adjustment	576	(11)	565
Comprehensive loss	(6,801)	2,635	(4,166)
Less: Comprehensive gain (loss) attributable to noncontrolling interests	97	-	97
Comprehensive loss attributable to BeyondSpring Inc.	(6,898)	2,635	(4,263)

	As Reported For Twelve Months ended December 31, 2023	Discontinued Operations of SEED (f)	Other Pro Forma Adjustments (e)	Pro Forma For Twelve Months ended December 31, 2023

Revenue	$1,751	(1,751)	-	-

Operating expenses
Research and development	(14,635)	7,363	-	(7,272)
General and administrative	(10,230)	2,421	-	(7,809)
Loss from operations	(23,114)	8,033	-	(15,081)
Foreign exchange loss, net	(123)	(5)	-	(128)
Interest income	421	(99)	-	322
Gain on disposition	-	-	67,514	67,514
Other income, net	974	(10)	-	964
Loss before income tax	(21,842)	7,919	67,514	53,591
Income tax benefits	(106)	14	-	(92)
Net loss	(21,948)	7,933	67,514	53,499
Less: Net loss attributable to noncontrolling interests	(922)	-	-	(922)
Net loss attributable to BeyondSpring Inc.	$(21,026)	7,933	67,514	54,421

Net loss per share
Basic and diluted	$(0.54)			1.40
Weighted-average shares outstanding
Basic and diluted	38,996,463			38,996,463

Other comprehensive loss, net of tax of nil:
Foreign currency translation adjustment	725	(35)	-	690
Unrealized holding loss	-	-	-	-
Comprehensive loss	(21,223)	7,898	67,514	54,189
Less: Comprehensive gain (loss) attributable to noncontrolling interests	(655)	-	-	(655)
Comprehensive loss attributable to BeyondSpring Inc.	(20,568)	7,898	67,514	54,844

Note 1- Basis For Pro Forma Presentation

The unaudited pro forma condensed consolidated financial information has been prepared on the Company’s historical consolidated financial statements and in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information.

Note 2- Pro Forma Adjustments and Assumptions

The unaudited pro forma condensed consolidated financial information has been prepared to give effect of the sale of SEED as follows:

(a)	Reflects the elimination of the assets and liabilities of SEED as of June 30, 2024, as well as the elimination of the equity attributable to the noncontrolling interests in SEED, and non-controlling interests in SEED recognized under mezzanine equity.
(b)	Reflects the reversal of elimination of balance between BYSI and SEED to recognize due from SEED upon the disposition.
(c)	Reflects the recognition of BYSI Entities’ remaining interests in SEED at carrying value.
(d)	Reflects the total cash proceeds received from the Purchasers, accrual of the estimated transaction costs, the remeasurement of BYSI Entities’ remaining interests in SEED to fair value, and the related effect to the accumulated deficit.

(e)	Reflects the recognition of the estimated gain on sales as if the transaction had occurred on January 1, 2023, as outlined in the table below.

(amounts in thousands)
Cash received from the Purchasers	$35,418
Subtract: Estimated transaction costs	200
Net proceeds	35,218
Fair value of remaining interests in SEED	15,667
Carrying amount of contingently redeemable noncontrolling interests	8,959
Carrying amount of noncontrolling interests	185
Subtract: Carrying amount of SEED’s operations	(7,485)
Pro forma gain on disposition	$67,514

(f)	Reflects the adjustment of SEED’s operations as a discontinued operation in accordance with ASC 205-20.